Exhibit 99.1

News Release

CONTACTS:
Magma Design Automation Inc.:
Monica Marmie	Milan G. Lazich
Marketing Communications Manager	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Financial Results for First Quarter – Record Revenue of $38.8 Million

SANTA CLARA, Calif., July 28, 2005 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of semiconductor design software, today announced it achieved record revenue of $38.8 million for its 2006 fiscal first quarter, ended July 3, 2005, an increase of 8 percent over the $36.0 million reported for the year-ago first quarter ended June 30, 2004.

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(23,000), or $(0.00) per share (basic and diluted), for the quarter, compared to a net loss of $(2.5) million, or $(0.08) per share (basic and diluted), for the year-ago first quarter.

Magma reported non-GAAP net income of $3.5 million for fiscal 2006’s first quarter, or $0.09 per share (diluted). This compares to a non-GAAP net income of $7.7 million, or $0.18 per share (diluted), for the year-ago first quarter. Non-GAAP net income for the first quarter of fiscal 2006 reflects reported net income excluding the effects of amortization of developed technology, amortization of intangibles, amortization of deferred stock-based compensation, charges associated with losses in equity investments, gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the convertible notes repurchase, and tax effect of non-GAAP adjustments. Non-GAAP net income for the first quarter of fiscal 2005 excludes the effects of amortization of developed technology, amortization of intangibles, amortization of deferred stock-based compensation, in-process research and development, restructuring charges, charges associated with losses in equity investments and tax effect of non-GAAP adjustments. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

###

“It was a good quarter for Magma – all key financial metrics finished in the high end of our target ranges and we completed the rollout of the new products developed as part of our Cobra initiative,” said Rajeev Madhavan, chairman and CEO of Magma. “Early feedback from users of our latest products has been very positive. I’m very pleased with our execution in the first quarter in terms of both financial performance and product delivery.”

Business Outlook

For Magma’s fiscal 2006 second quarter, ending Oct. 2, 2005, the company expects total revenue in the range of $37 million to $41 million. Non-GAAP (EPS) is expected to be in the range of $0.08 to $0.12, and GAAP net loss per share is expected to be in the range of $(0.13) to $(0.17). A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP projections is included in this release. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

Conference Call

Magma will discuss the financial results for the recently completed quarter and fiscal year, including guidance going forward, during a live webcast and earnings call today at 1:30 p.m. PDT. The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #7608129

Elsewhere:	(706) 634-2358, conference ID #7608129

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through Aug. 4, 2005. Those without Internet access may listen to a replay of the call by telephone through Aug. 4 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #7608129

Elsewhere:	(706) 645-9291, conference ID #7608129

Non-GAAP Information

Magma provides non-GAAP data to assist investors seeking to understand Magma’s financial performance and prospects. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided non-GAAP results to the investment community, Magma believes that including this information provides consistency in its financial reporting. Magma’s non-GAAP data is not prepared in accordance with, or as an alternative to, GAAP information, and it may be materially different from non-GAAP measures that are used by other companies. These non-GAAP results should be considered supplemental to, and not a substitute for or superior to, Magma’s results prepared in accordance with GAAP, which are included in its press release,

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities, capacitance extraction, design for test (DFT), physical verification (DRC/LVS), static and statistical timing analysis and characterization and modeling in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced logical, physical synthesis and architecture development tools for programmable logic devices (PLDs), FPGAs and Structured ASICs; capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 3, 2005	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$38,545	$20,622
Restricted cash	274	2,950
Short-term investments	43,696	114,896
Accounts receivable, net	35,052	33,851
Prepaid expenses and other current assets	6,347	7,088

Total current assets	123,914	179,407
Property and equipment, net	22,004	21,309
Intangibles, net	91,260	69,573
Goodwill	43,012	43,194
Restricted cash	3,543	—
Other assets	4,535	5,741

Total assets	$288,268	$319,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,201	$3,010
Accrued expenses	29,724	22,321
Deferred revenue, current	21,267	20,745

Total current liabilities	53,192	46,076

Convertible subordinated notes	105,500	150,000
Other long-term liabilities	5,852	1,749

Total non-current liabilities	111,352	151,749

Total liabilities	164,544	197,825

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	278,333	261,627
Deferred stock-based compensation	(4,984)	(5,749)
Accumulated deficit	(115,667)	(115,644)
Treasury stock at cost	(32,651)	(16,606)
Accumulated other comprehensive loss	(1,311)	(2,233)

Total stockholders’ equity	123,724	121,399

Total liabilities and stockholders’ equity	$288,268	$319,224

MAGMA DESIGN AUTOMATION, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET LOSS

(in thousands, except per share data)

(Unaudited)

	For the Quarter Ended July 3, 2005				For the Quarter Ended June 30, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$33,910	$—		$33,910	$30,892	$—		$30,892
Services	4,922	—		4,922	5,137	—		5,137

Total revenue	38,832			38,832	36,029	—		36,029

Cost of revenue:
Licenses	4,414	(4,164	)A	250	1,308	(1,299	)A	9
Services	3,857	—		3,857	3,734	(4	)C	3,730

Total cost of revenue	8,271	(4,164)		4,107	5,042	(1,303)		3,739

Gross profit	30,561	4,164		34,725	30,987	1,303		32,290

Operating expenses:
Research and development	10,975	(216	)C	10,759	9,569	(674	)B,C	8,895
In-process research and development	—	—		—	4,009	(4,009	)D	—
Sales and marketing	11,202	—		11,202	11,267	—		11,267
General and administrative	8,613	—		8,613	3,625	—		3,625
Amortization of intangible assets	3,588	(3,588	)B	—	4,475	(4,475	)B	—
Amortization of stock-based compensation	1,672	(1,672	)C	—	458	(458	)C	—
Restructuring charge	—	—		—	502	(502	)E	—

Total operating expenses	36,050	(5,476)		30,574	33,905	(10,118)		23,787

Operating income (loss)	(5,489)	9,640		4,151	(2,918)	11,421		8,503

Interest and other income (expense):
Interest income	660	—		660	553	—		553
Interest expense	(208)	—		(208)	(246)	—		(246)

Other income (expense), net	7,450	(7,730	)F,H	(280)	(562)	331	F	(231)

Total interest and other income (expense), net	7,902	(7,730)		172	(255)	331		76

Net income (loss) before income taxes	2,413	1,910		4,323	(3,173)	11,752		8,579
Provision for income taxes	(2,436)	1,615	G	(821)	638	(1,526	)G	(888)

Net income (loss)	$(23)	$3,525		$3,502	$(2,535)	$10,226		$7,691

Net income (loss) per share – basic	$(0.00)			$0.10	$(0.08)			$0.23

Net income (loss) per share – diluted*	$(0.00)			$0.09	$(0.08)			$0.18

Shares used in calculation:
Basic	34,132			34,132	33,671			33,671

Diluted*	34,132			39,185	33,671			43,286

A	Amortization of developed technology
B	Amortization of intangibles
C	Amortization of deferred stock-based compensation
D	In-process research and development
E	Restructuring charges
F	Loss on equity investments
G	Tax effect of non-GAAP adjustments
H	Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase
*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method.

MAGMA DESIGN AUTOMATION, INC.

AS OF JULY 3, 2005

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE

(Unaudited)

Quarter Ending Oct. 2, 2005
GAAP diluted net loss per share	$ (0.17) to $ (0.13)
Amortization of developed technology and intangibles	$0.23
Amortization of deferred stock-based compensation	$0.02

Non-GAAP diluted net income per share	$0.08 to $0.12